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                                                                    EXHIBIT j(1)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees and Shareholders
AIM Summit Fund:

We consent to the use of our report on AIM Summit Fund dated December 6, 2000 included herein and to the reference to our firm under the headings "Financial Highlights" and "Audit Reports" in the Statement of Additional Information.



/s/ KPMG LLP

Houston, Texas
February 20, 2001